Exhibit 99.1

Old Second Bancorp, Inc.	For Immediate Release
(NASDAQ: OSBC)	October 23, 2013

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Bancorp, Inc. Announces Third Quarter Net Income of $72.9 Million

Reversal of valuation allowance against deferred tax assets resulted in a $70 million benefit

Net income before taxes of $2.9 million for the quarter

Regulatory Consent Order (OCC) terminated

Loan loss reserve release reflects stabilized and improved credit quality

AURORA, IL, October 23, 2013 — Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the third quarter of 2013.  The Company reported net income of $72.9 million after a $70.0 million benefit from the reversal of the valuation allowance against deferred tax assets.  Income before taxes for the quarter, reflecting the benefit of a $1.8 million reversal in loan loss reserve, totaled $2.9 million.  These results compare to net income of $3.5 million in the second quarter of this year and $120,000 in the third quarter of 2012.  The Company’s net income available to common shareholders of $71.6 million, or $5.08 per diluted share ($0.11 per share excluding the reversal of the valuation allowance against deferred tax assets), for the quarter compared to net loss available to common shareholders of $1.1 million or $(0.08) per diluted share, in the third quarter of 2012.

The Company reported net income of $81.9 million for the first nine months of 2013 ($11.9 million income before taxes excluding the reversal of the valuation allowance against the deferred tax assets), compared to a net loss of $1.6 million in the same period of 2012.  The Company’s net income available to common shareholders of $78.0 million, or $5.52 per diluted share ($0.56 per share excluding the reversal of the valuation allowance against the deferred tax assets), for the first nine months of 2013 compared to a net loss available to common shareholders of $5.3 million, or $(0.37) per diluted share, in the first nine months of 2012.

Chairman Bill Skoglund said “Results for the third quarter and for the first nine months of 2013 reflect ongoing progress in our return to enduring profitability.  Improvements in overall real estate markets in our market areas were offset by intense competition from other financial institutions and low loan demand from our small business customers resulting in restrained loan growth.  Further, the move to a higher market interest rate environment pressured our residential mortgage business in the same manner as seen nationwide.”

Mr. Skoglund continued “Our momentum is building as our bankers solidify existing relationships and add to pipelines with current and prospective customers.  Our organization becomes stronger as problems from past decisions are resolved — evidenced by the action taken in the third quarter to reverse the reserve against our deferred tax assets and by this month’s decision of the Office of the Comptroller of Currency to terminate the Consent Order under which we’ve been operating.  Nonaccrual loans are down to $43.6 million from $77.5 million at December 31, 2012 and $58.2 million at June 30, 2013.  Similarly, other real estate owned declined to $49.1 million from $72.4 million at year end 2012 and $59.5 million at June 30, 2013.  Our mission remains robust improvement in earnings per share from greater revenues in all our products coupled with disciplined expense management.”

2013 Financial Highlights/Overview

Operating Environment

•      Loan growth prospects reasonably improving.  Overall loan growth goal not yet attained.

•      Loyal deposit customers and value added customer service maintains deposit base.

•      Troubled real estate owned and real estate markets stabilizing.

•      Marketable securities portfolio managed to utilize liquid funds in low interest rate environment.

Earnings

•      Third quarter income before taxes of $2.9 million compared to income before taxes of $120,000 in the third quarter of 2012.  The increase was primarily due to the release of $1.8 million in loan loss reserves and reduced other real owned estate expenses.

•      Net income available to common shareholders of $71.6 million for the third quarter reflected the benefit of the reversal of the valuation allowance against the deferred tax assets.

•      In 2013, income before taxes declined from $3.5 million in the second quarter to $2.9 million in the third quarter.  This decline primarily resulted from a $1.6 million, or 56.3%, reduction in residential mortgage revenue, and reduced gains on securities sales from $745,000 in the second quarter to a $7,000 loss in the third quarter.

•      The tax-equivalent net interest margin was 3.25% during the third quarter of 2013 compared to 3.44% in the same quarter of 2012.  The third quarter of 2013 margin was an increase of 18 basis points compared to the second quarter of 2013.

•      Noninterest income of $29.5 million was $1.7 million lower in the first nine months of 2013 compared to the same period of 2012, reflecting reduced residential mortgage revenue, service charges on deposits, and lease revenue from other real estate owned (“OREO”).

•      Noninterest expenses of $65.2 million were 9.4% lower in the first nine months of 2013 than in the same period of 2012, reflecting overall expense control and reduced expenses in most categories.  Notable reductions are found in OREO expenses (down $6.9 million year over year essentially on still elevated but improved valuation adjustment expense, general bank insurance and the partial accounting recovery of some legal fees paid on OREO.

Capital

	September 30,	June 30,	Percent
	2013	2013	Change
The Bank’s leverage capital ratio	11.08%	10.40%	0.68%
The Bank’s total risk-based capital ratio	17.08%	16.30%	0.78%
The Company’s leverage capital ratio	7.11%	5.46%	1.65%
The Company’s total risk-based capital ratio	15.15%	14.70%	0.45%
The Company’s tangible common equity to tangible assets	3.33%	(0.18)%	3.51%

Asset Quality & Earning Assets

•      Nonperforming loans declined $34.8 million (42.2%) during the nine months ending September 30, 2013 to $47.8 million, from $82.6 million as of December 31, 2012.  Nonperforming loans declined primarily because of successful negotiations by our staff with guarantors and movement to OREO, as well as loans being upgraded to accruing status when the financial condition of borrowers improved.

•      OREO declined from $72.4 million at December 31, 2012, to $49.1 million at September 30, 2013.  OREO dispositions totaling $30.9 million in the nine month period ending September 30, 2013 were somewhat offset by new OREO and improvements to existing OREO of $14.3 million.  Valuation write-downs of properties held for sale reduced the reported total by $6.7 million with related expense recognized.

•      Securities available-for-sale decreased $206.4 million during 2013 to $373.5 million from $579.9 million at December 31, 2012 with the third quarter reclassification of $258.1 million to the held-to-maturity category.  In all prior periods, all securities were held as available for sale.  At $269.0 million (72.0% of the September 30, 2013 available-for-sale portfolio), of asset-backed securities were the largest component of the available-for-sale portfolio and total securities holdings as of September 30, 2013.  The Company’s asset-backed securities were heavily oriented to those backed by student loan debt guaranteed by the U.S. Department of Education.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Three Months ended September 30, 2013, and 2012

(Dollar amounts in thousands - unaudited)

	2013			2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$36,456	$22	0.24%	$46,138	$29	0.25%
Securities:
Taxable	605,546	3,113	2.06	404,855	1,868	1.85
Non-taxable (tax equivalent)	13,937	228	6.54	9,518	151	6.35
Total securities	619,483	3,341	2.16	414,373	2,019	1.95
Dividends from FRB and FHLB stock	10,292	76	2.95	11,984	77	2.57
Loans and loans held-for-sale (1)	1,088,936	14,382	5.17	1,230,180	16,279	5.18
Total interest earning assets	1,755,167	17,821	3.99	1,702,675	18,404	4.24
Cash and due from banks	19,584	—	—	31,850	—	—
Allowance for loan losses	(34,197)	—	—	(40,823)	—	—
Other noninterest bearing assets	190,836	—	—	228,859	—	—
Total assets	$1,931,390			$1,922,561
Liabilities and Stockholders’ Equity
NOW accounts	$283,192	$63	0.09%	$270,908	$65	0.10%
Money market accounts	311,213	104	0.13	321,762	137	0.17
Savings accounts	225,825	39	0.07	213,927	51	0.09
Time deposits	493,722	1,674	1.35	526,314	1,973	1.49
Interest bearing deposits	1,313,952	1,880	0.57	1,332,911	2,226	0.66
Securities sold under repurchase agreements	21,646	1	0.02	7,164	1	0.06
Other short-term borrowings	15,707	5	0.12	652	—	—
Junior subordinated debentures	58,378	1,336	9.15	58,378	1,243	8.52
Subordinated debt	45,000	209	1.82	45,000	223	1.94
Notes payable and other borrowings	500	4	3.13	500	5	3.91
Total interest bearing liabilities	1,455,183	3,435	0.94	1,444,605	3,698	1.02
Noninterest bearing deposits	366,889	—	—	380,226	—	—
Other liabilities	37,466	—	—	28,130	—	—
Stockholders’ equity	71,852	—	—	69,600	—	—
Total liabilities and stockholders’ equity	$1,931,390			$1,922,561
Net interest income (tax equivalent)		$14,386			$14,706
Net interest income (tax equivalent) to total earning assets			3.25%			3.44%
Interest bearing liabilities to earning assets	82.91%			84.84%

(1)  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 19 and includes fees of $793,000 and $498,000 for the third quarter of 2013 and 2012, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Nine Months ended September 30, 2013, and 2012

(Dollar amounts in thousands - unaudited)

	2013			2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$49,676	$91	0.24%	$48,871	$89	0.24%
Securities:
Taxable	574,761	8,109	1.88	365,549	5,222	1.90
Non-taxable (tax equivalent)	14,912	679	6.07	10,417	467	5.98
Total securities	589,673	8,788	1.99	375,966	5,689	2.02
Dividends from FRB and FHLB stock	10,742	228	2.83	12,562	228	2.42
Loans and loans held-for-sale (1)	1,116,964	43,327	5.12	1,293,533	51,741	5.26
Total interest earning assets	1,767,055	52,434	3.92	1,730,932	57,747	4.39
Cash and due from banks	24,110	—	—	27,528	—	—
Allowance for loan losses	(37,122)	—	—	(46,824)	—	—
Other noninterest bearing assets	196,298	—	—	236,281	—	—
Total assets	$1,950,341			$1,947,917

Liabilities and Stockholders’ Equity
NOW accounts	$290,691	$192	0.09%	$275,712	$204	0.10%
Money market accounts	319,876	342	0.14	311,046	438	0.19
Savings accounts	226,193	121	0.07	211,331	165	0.10
Time deposits	498,846	5,327	1.43	565,183	6,920	1.64
Interest bearing deposits	1,335,606	5,982	0.60	1,363,272	7,727	0.76
Securities sold under repurchase agreements	22,206	2	0.01	4,502	2	0.06
Other short-term borrowings	20,000	24	0.16	4,635	4	0.11
Junior subordinated debentures	58,378	3,937	8.99	58,378	3,660	8.36
Subordinated debt	45,000	610	1.79	45,000	684	2.00
Notes payable and other borrowings	500	12	3.16	500	13	3.42
Total interest bearing liabilities	1,481,690	10,567	0.95	1,476,287	12,090	1.09
Noninterest bearing deposits	359,438	—	—	373,975	—	—
Other liabilities	35,432	—	—	25,629	—	—
Stockholders’ equity	73,781	—	—	72,026	—	—
Total liabilities and stockholders’ equity	$1,950,341			$1,947,917
Net interest income (tax equivalent)		$41,867			$45,657
Net interest income (tax equivalent) to total earning assets			3.17%			3.52%
Interest bearing liabilities to earning assets	83.85%			85.29%

(1)  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 19 and includes fees of $2.0 million and $1.4 million for the first nine months of 2013 and 2012, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income decreased $3.9 million, from $45.4 million in the first nine months of 2012, to $41.6 million in the first nine months of 2013.  Average earning assets increased $36.1 million, or 2.1%, from $1.73 billion in the first nine months of 2012, to $1.77 billion in the first nine months of 2013 as a result of growth in investment securities.  Management continued to emphasize asset quality in marketable securities purchases and new loan originations continued to be limited.  Average loans, including loans held-for-sale, decreased $176.6 million from the first nine months of 2012 to the first nine months of 2013.  The net interest margin was 3.25% for the third quarter of 2013 compared to 3.44% on this metric for the third quarter of 2012.

Asset Quality

	Three Months Ended		Year to Date
Loan Charge-offs, net of (recoveries)	September 30,		September 30,
(in thousands)	2013	2012	2013	2012
Real estate-construction
Homebuilder	$(5)	$(151)	$(307)	$768
Land	44	(57)	42	(723)
Commercial speculative	—	(1,130)	(49)	668
All other	(1)	45	—	165
Total real estate-construction	38	(1,293)	(314)	878
Real estate-residential
Investor	2,218	187	2,133	3,234
Owner occupied	350	343	401	1,440
Revolving and junior liens	817	481	1,867	1,290
Total real estate-residential	3,385	1,011	4,401	5,964
Real estate-commercial, nonfarm
Owner general purpose	(5)	(39)	(43)	1,100
Owner special purpose	(5)	62	(148)	1,288
Non-owner general purpose	—	119	(156)	4,492
Non-owner special purpose	73	—	(751)	78
Retail properties	265	137	(277)	4,038
Total real estate-commercial, nonfarm	328	279	(1,375)	10,996
Real estate-commercial, farm	—	—	—	—
Commercial	(31)	(20)	204	78
Other	25	52	84	108
	$3,745	$29	$3,000	$18,024

Charge-offs for third quarter 2013 were primarily from previously established specific reserves on nonaccrual loans deemed uncollectible.  Charge-off activity continued to improve for the year to date period in 2013 compared to the same year to date period in 2012, reflecting an improved economy in our target markets and past work done on loan quality improvement.

	Nonperforming Loans as of			September 30, 2013 Dollar change From
	September 30,	June 30,	September 30,	June 30,	September 30,
(in thousands)	2013	2013	2012	2013	2012
Real estate-construction	$5,928	$6,303	$16,035	$(375)	$(10,107)
Real estate-residential:
Investor	8,307	13,662	13,007	(5,355)	(4,700)
Owner occupied	6,212	7,927	14,875	(1,715)	(8,663)
Revolving and junior liens	2,543	3,431	3,306	(888)	(763)
Real estate-commercial, nonfarm	24,754	31,190	55,642	(6,436)	(30,888)
Real estate-commercial, farm	—	53	1,790	(53)	(1,790)
Commercial	29	104	1,157	(75)	(1,128)
	$47,773	$62,670	$105,812	$(14,897)	$(58,039)

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due still accruing.  The largest decrease in the nonperforming loans since September 30, 2012 was in the real estate-commercial, nonfarm segment as this segment’s upgrades and migration to OREO were greater than the migration of loans to nonperforming status.

	Classified loans as of			September 30, 2013 Dollar Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
(in thousands)	2013	2013	2012	2013	2012
Real estate-construction	$6,236	$7,005	$22,387	$(769)	$(16,151)
Real estate-residential:
Investor	10,642	13,968	16,406	(3,326)	(5,764)
Owner occupied	7,292	11,008	17,684	(3,716)	(10,392)
Revolving and junior liens	3,675	5,086	5,053	(1,411)	(1,378)
Real estate-commercial, nonfarm	40,832	43,827	73,720	(2,995)	(32,888)
Real estate-commercial, farm	—	53	1,790	(53)	(1,790)
Commercial	264	705	1,748	(441)	(1,484)
Other	1	1	5	—	(4)
	$68,942	$81,653	$138,793	$(12,711)	$(69,851)

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard.  All three components are down since September 30, 2012.  Classified assets include both classified loans and OREO.  Management monitors a ratio of classified assets to the sum of Bank Tier 1 capital and the allowance for loan and lease loss reserve.  This ratio reflects another measure of overall improvement in loan related asset quality.  The decline in both classified loans and OREO as well as improved Tier 1 capital in the third quarter improved this ratio for the eleventh straight quarter.

Allowance for Loan and Lease Losses

Below is a reconciliation for the activity for the periods indicated (in thousands):

	Three Months Ending
	9/30/2013	6/30/2013	9/30/2012

Allowance at beginning of quarter	$35,042	$38,634	$40,286
Charge-offs:
Commercial	29	25	2
Real estate - commercial	851	1,018	355
Real estate - construction	53	894	909
Real estate - residential	3,594	1,014	1,230
Consumer and other loans	168	134	186
Total charge-offs	4,695	3,085	2,682
Recoveries:
Commercial	60	25	22
Real estate - commercial	523	505	76
Real estate - construction	15	480	2,202
Real estate - residential	209	179	219
Consumer and other loans	143	104	134
Total recoveries	950	1,293	2,653
Net charge-offs (recoveries)	3,745	1,792	29
(Release) provision for loan losses	(1,750)	(1,800)	—
Allowance at end of quarter	$29,547	$35,042	$40,257

Average total loans (exclusive of loans held-for-sale)	$1,085,487	$1,113,315	$1,222,829
Net charge-offs to average loans	0.35%	0.16%	0.00%
Allowance at quarter end to average loans	2.72%	3.15%	3.29%

Ending balance: Individually evaluated for impairment	$2,150	$5,036	$7,585
Ending balance: Collectively evaluated for impairment	$27,397	$30,006	$32,672

The coverage ratio of the allowance for loan losses to nonperforming loans was 61.9% as of September 30, 2013, which reflects an increase from 55.9% as of June 30, 2013.  A decrease of $14.9 million in nonperforming loans in the three months drove the overall coverage ratio change.  Management updated the estimated specific allocations in the third quarter after receiving more recent appraisals for detailed collateral valuations or information on cash flow trends related to the impaired credits.  Management determined the estimated amount to provide in the allowance for loan losses based upon a number of considerations, including loan growth or contraction, the quality and composition of the loan portfolio and loan loss experience.  The latter item was also weighted more heavily based upon recent loss experience.  The construction and development (“C & D”) portfolio, which has accounted for significant losses in previous periods, has had diminished adverse migration and the remaining credits are exhibiting more stable credit characteristics.  Management believes that adequate reserves have been established for the inherent risk of loss in the C & D portfolio.

Management regularly reviews the performance of the higher risk pool within commercial real estate loans and adjusts the population and the related loss factors taking into account adverse market trends, including collateral valuation, as well as assessments of the credits in that pool.  Those assessments capture management’s estimate of the potential for adverse migration to an impaired status as well as its estimation of what the potential valuation impact from that migration would be if it were to occur.  The amount of assets subject to this pool factor decreased by 36.5% at September 30, 2013, as compared to December 31, 2012.  Management has also observed that many stresses in those credits were generally attributable to cyclical economic events that were showing some signs of stabilization.  Those signs included a reduction in loan migration to watch status, as well as a decrease in 30 to 89 day past due loans and some stabilization in values of certain properties.

The above changes in estimates were made by management to be consistent with observable trends within loan portfolio segments and in conjunction with market conditions and credit review administration activities.  Several environmental factors are also evaluated on an ongoing basis and are included in the assessment of the adequacy of the allowance for loan losses. Management determined that an overall improvement in loan asset quality justified a $1.8 million loan loss reserve release in the third quarter.  When measured as a percentage of loans outstanding, the total allowance for loan losses decreased from 3.33% of total loans as of September 30, 2012, to 2.74% of total loans at September 30, 2013.  In management’s judgment, an adequate allowance for estimated losses has been established for inherent losses at September 30, 2013; however, there can be no assurance that actual losses will not exceed the estimated amounts in the future.

Other Real Estate Owned

OREO decreased $10.4 million, from $59.5 million at June 30, 2013, to $49.1 million at September 30, 2013.  Disposition activity and valuation writedowns in the third quarter more than offset numerous but smaller dollar additions to OREO, leading to this overall decrease.  In the third quarter of 2013, management successfully managed OREO transactions as shown below.  As a result, OREO holdings in all categories (vacant land suitable for farming, single family residences, lots suitable for development, multi-family and commercial property) were down in the quarter.  Overall, a net gain on sale of $608,000 was realized in the third quarter.

	Three Months Ended		Year to Date
	September 30,		September 30,
(in thousands)	2013	2012	2013	2012
Beginning balance	$59,465	$89,671	$72,423	$93,290
Property additions	3,015	7,594	14,196	26,944
Development improvements	10	131	60	646
Less:
Property disposals	11,463	4,829	30,928	20,517
Period valuation adjustments	1,961	4,474	6,685	12,270
Other real estate owned	$49,066	$88,093	$49,066	$88,093

The OREO valuation reserve decreased to $24.6 million, which was 33.4% of gross OREO at September 30, 2013.  The valuation reserve represented 24.9% and 30.3% of gross OREO at September 30, 2012 and December 31, 2012, respectively.  In management’s judgment, an adequate property valuation allowance has been established to present OREO at current estimates of fair value less costs to sell; however, there can be no assurance that additional losses will not be incurred on disposition or updates to valuation in the future.

OREO Properties by Type

	September 30, 2013		June 30, 2013		September 30, 2012
(in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Single family residence	$6,585	13%	$8,161	14%	$10,642	12%
Lots (single family and commercial)	18,993	39%	23,781	40%	29,638	34%
Vacant land	3,135	6%	3,266	5%	7,325	8%
Multi-family	2,194	5%	2,210	4%	9,447	11%
Commercial property	18,159	37%	22,047	37%	31,041	35%
Total OREO properties	$49,066	100%	$59,465	100%	$88,093	100%

Net OREO Aging

	September 30, 2013		June 30, 2013		September 30, 2012
(in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total

0-90 Days	$3,012	6%	$4,025	7%	$7,249	8%
91-180 Days	3,033	6%	3,086	5%	2,654	3%
181 Days - 1 Year	4,968	10%	6,380	11%	18,036	21%
1 Year to 2 Years	10,569	22%	20,356	34%	44,836	51%
2 Years to 3 Years	20,738	42%	17,404	29%	10,507	12%
3 Years to 4 Years	5,189	11%	4,529	8%	4,663	5%
4 Years +	1,557	3%	3,685	6%	148	0%
Total	$49,066	100%	$59,465	100%	$88,093	100%

As part of our OREO management process, we age or track the time that OREO is held for sale.  The table above shows that, in total, where 32% of our OREO at September 30, 2012, had been held for less than one year, that percentage dropped to 22% at September 30, 2013.  When properties are tracked as being held for one to three years, the percentage of total OREO in those categories rose to 64% at September 30, 2013, essentially unchanged from 63% at September 30, 2012.  While the dollar totals held for more than three years were smaller than other aging categories, a similar trend was found in properties held in OREO for more than three years (14% as of September 30, 2013, an increase of 9% from September 30, 2012) with approximately $1.6 million held for over four years at September 30, 2013.

While newer properties additions to our OREO have slowed, some items held in OREO have been slow to sell leading to the above aging trend.  Properties held for longer periods can be a source of incremental cost as they age on the market.

Noninterest Income

	Three Months Ended			September 30, 2013 Dollar Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
(in thousands)	2013	2013	2012	2013	2012
Noninterest income
Trust income	$1,494	$1,681	$1,489	$(187)	$5
Service charges on deposits	1,904	1,799	1,982	105	(78)
Residential mortgage revenue	1,232	2,821	2,699	(1,589)	(1,467)
Securities gains, net	(7)	745	513	(752)	(520)
Increase in cash surrender value of bank-owned life insurance	419	372	425	47	(6)
Death benefit realized on bank-owned life insurance	6	375	—	(369)	6
Debit card interchange income	873	900	788	(27)	85
Lease revenue from other real estate owned	309	257	840	52	(531)
Net gain on sales of other real estate owned	608	386	20	222	588
Other income	1,549	1,147	1,592	402	(43)
Total noninterest income	$8,387	$10,483	$10,348	$(2,096)	$(1,961)

Noninterest income is down in the third quarter from the second quarter as a result of sharply lower residential mortgage revenue and gains on securities sales.  Other income increased in the third quarter from the second quarter on recognition in income of a forfeited purchase deposit from a loan sale where the purchaser did not complete the sale as contractually required.  Similar results are found in the year over year comparison except that other income was essentially flat.

Noninterest Expense

	Three Months Ended			September 30, 2013 Dollar Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
(in thousands)	2013	2013	2012	2013	2012
Noninterest expense
Salaries and employee benefits	$9,299	$9,177	$8,963	$122	$336
Occupancy expense, net	1,266	1,242	1,242	24	24
Furniture and equipment expense	1,026	1,104	1,078	(78)	(52)
FDIC insurance	987	1,024	1,029	(37)	(42)
General bank insurance	489	491	851	(2)	(362)
Amortization of core deposit intangible assets	524	525	420	(1)	104
Advertising expense	347	328	400	19	(53)
Debit card interchange expense	366	362	388	4	(22)
Legal fees	615	486	760	129	(145)
OREO valuation expense	1,961	2,589	4,474	(628)	(2,513)
Other OREO expense	1,500	1,356	2,071	144	(571)
Other expense	3,119	3,510	3,187	(391)	(68)
Total noninterest expense	$21,499	$22,194	$24,863	$(695)	$(3,364)

Salaries and benefits were up from the second quarter 2013 and year over year on accrual of management bonus amounts under Board approved incentive plans.  Legal fees increased on complex loan workouts in the third quarter.  Legal fees were down year over year on continued management control of legal expense.  OREO valuation expense decreased from the second quarter 2013 and third quarter 2012 as property valuation declines, while still sizable, were more moderate than in the past.

Additional Loan Detail

	Major Classification of Loans as of			September 30, 2013 Dollar Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
(in thousands)	2013	2013	2012	2013	2012
Commercial	$86,822	$86,173	$81,438	$649	$5,384
Real estate - commercial	554,874	563,061	621,715	(8,187)	(66,841)
Real estate - construction	30,996	34,964	48,606	(3,968)	(17,610)
Real estate - residential	376,859	386,504	436,837	(9,645)	(59,978)
Consumer	2,570	2,793	3,167	(223)	(597)
Overdraft	544	505	613	39	(69)
Lease financing receivables	11,204	11,863	3,229	(659)	7,975
Other	13,236	16,371	12,677	(3,135)	559
	1,077,105	1,102,234	1,208,282	(25,129)	(131,177)
Net deferred loan costs and (fees)	535	469	7	66	528
	$1,077,640	$1,102,703	$1,208,289	$(25,063)	$(130,649)

Trends seen in the past continued in the third quarter.  As in the past, while loan pipelines are increasing, the lack of expansion by local businesses is still leading to weaker loan demand while competition remains intense.  Low line utilization and loan maturities in the face of difficult pricing competition continue.  Ongoing pay downs along with the reduced volume of transactional business, although at a slower than historical pace, have contributed to the overall loan decline.

Additional Securities Detail

	As of			September 30, 2013 Dollar Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
(in thousands)	2013	2013	2012	2013	2012

Securities available-for-sale, at fair value
U.S. Treasury	$1,548	$1,547	$1,511	$1	$37
U.S. government agencies	1,693	6,726	49,455	(5,033)	(47,762)
U.S. government agency mortgage-backed	—	52,414	73,291	(52,414)	(73,291)
States and political subdivisions	19,841	20,119	12,805	(278)	7,036
Corporate Bonds	22,200	34,429	34,217	(12,229)	(12,017)
Collateralized mortgage obligations	48,125	168,505	96,438	(120,380)	(48,313)
Asset-backed securities	268,984	290,853	135,086	(21,869)	133,898
Collateralized debt obligations	11,087	10,344	9,543	743	1,544
Total securities available-for-sale	$373,478	$584,937	$412,346	$(211,459)	$(38,868)
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$35,241	$—	$—	$35,241	$35,241
Collateralized mortgage obligations	222,860	—	—	222,860	222,860
Total securities held-to-maturity	$258,101	$—	$—	$258,101	$258,101

Total secutities	$631,579	$584,937	$412,346	$46,642	$219,233

Total holdings show a net increase of $46.6 million since June 30, 2013 with all categories declining except total collateralized mortgage obligations, which were up $102.5 million in the period.  Securities held with the intent to hold to maturity were established in the third quarter in response to increases in overall market interest rates.  Management decisions on securities to be classified as held to maturity were made based on the characteristics of individual securities.

Deposits Detail

	As Of			September 30, 2013 Dollar Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
(in thousands)	2013	2013	2012	2013	2012
Noninterest bearing	$373,499	$366,406	$381,111	$7,093	$(7,612)
Savings	227,823	227,687	211,452	136	16,371
NOW accounts	272,632	287,492	265,215	(14,860)	7,417
Money market accounts	309,066	312,773	321,614	(3,707)	(12,548)
Certificates of deposits:
of less than $100,000	299,632	306,302	323,464	(6,670)	(23,832)
of $100,000 or more	190,471	189,963	194,078	508	(3,607)
	$1,673,123	$1,690,623	$1,696,934	$(17,500)	$(23,811)

The Company saw some decline in total deposits in the third quarter and year over year, but overall total deposits were essentially flat during the quarter and year over year reflecting sluggish loan activity and other liquidity sources.  Deposit growth goal for 2013 through the end of the third quarter was not attained.

Borrowings

One of the Company’s most significant borrowing relationships continued to be the $45.5 million credit facility with Bank of America.  That credit facility began in January 2008 and was originally composed of a $30.5 million senior debt facility including $500,000 in term debt, as well as $45.0 million of subordinated debt.  The subordinated debt and the term debt portion of the senior debt facility mature on March 31, 2018.  The interest rate on the senior debt facility resets quarterly and is based on, at the Company’s option, either the lender’s prime rate or three-month LIBOR plus 90 basis points.  The interest rate on the subordinated debt resets quarterly and is equal to three-month LIBOR plus 150 basis points.  The Company had no principal outstanding balance on the senior line of credit when it matured but did have $500,000 in principal outstanding in term debt and $45.0 million in principal outstanding in subordinated debt at the end of both December 31, 2012, and September 30, 2013.  The term debt is secured by all of the outstanding capital stock of the Bank.  The Company has made all required interest payments on the outstanding principal amounts on a timely basis.  Pursuant to the Written Agreement described below with the Federal Reserve Bank of Chicago (the “Federal Reserve”), the Company must receive the Federal Reserve’s approval prior to making any interest payments on the subordinated debt.

The credit facility agreement contains usual and customary provisions regarding acceleration of the senior debt upon the occurrence of an event of default by the Company under the senior debt agreement.  The senior debt agreement also contains certain customary representations and warranties and financial and negative covenants.  At September 30, 2013, the Company was out of compliance with one of the financial covenants contained within the credit agreement.  Previously, the Company had been out of compliance with two of the financial covenants.  The agreement provides that upon an event of default as the result of the Company’s failure to comply with a financial covenant, relating to the senior debt, the lender may (i) terminate all commitments to extend further credit, (ii) increase the interest rate on the revolving line of the term debt by 200 basis points, (iii) declare the senior debt immediately due and payable, and (iv) exercise all of its rights and remedies at law, in equity and/or pursuant to any or all collateral documents, including foreclosing on the collateral.  The total outstanding principal amount of the senior debt is the $500,000 in term debt.  Because the subordinated debt is treated as Tier 2 capital for regulatory capital purposes, the senior debt agreement does not provide the lender with any rights of acceleration or other remedies with regard to the subordinated debt upon an event of default caused by the Company’s failure to comply with a financial covenant.

The Company increased its securities sold under repurchase agreements $2.8 million, or 15.9%, from December 31, 2012.  The Company’s other short-term borrowings decreased $45.0 million from December 31, 2012, as a Federal Home Loan Bank of Chicago (“FHLB”) advance matured and was replaced with short term FHLB advances that will mature in October 2013.

Capital

The Company completed the sale of $27.5 million of cumulative trust preferred securities by its unconsolidated subsidiary, Old Second Capital Trust I in June 2003.  An additional $4.1 million of cumulative trust preferred securities was sold in July 2003.  The costs associated with the issuance of the cumulative trust preferred securities are being amortized over 30 years.  The trust preferred securities may remain outstanding for a 30-year term but, subject to regulatory approval, can be called in whole or in part by the Company.  The stated call period commenced on June 30, 2008 and a call can be exercised by the Company from time to time thereafter.  When not in deferral, cash distributions on the securities are payable quarterly at an annual rate of 7.80%.  The Company issued a new $32.6 million subordinated debenture to the trust in return for the aggregate net proceeds of this trust preferred offering.  The interest rate and payment frequency on the debenture are equivalent to the cash distribution basis on the trust preferred securities.

The Company issued an additional $25.0 million of cumulative trust preferred securities through a private placement completed by an additional unconsolidated subsidiary, Old Second Capital Trust II, in April 2007.  Although nominal in amount, the costs associated with that issuance are being amortized over 30 years.  These trust preferred securities also mature in 30 years, but subject to the aforementioned regulatory approval, can be called in whole or in part on a quarterly basis commencing June 15, 2017.  The quarterly cash distributions on the securities are fixed at 6.77% through June 15, 2017 and float at 150 basis points over three-month LIBOR thereafter.  The Company issued a new $25.8 million subordinated debenture to the Old Second Capital Trust II in return for the aggregate net proceeds of this trust preferred offering.  The interest rate and payment frequency on the debenture are equivalent to the cash distribution basis on the trust preferred securities.

Under the terms of the subordinated debentures issued to each of Old Second Capital Trust I and II, the Company is allowed to defer payments of interest for 20 quarterly periods without default or penalty, but such amounts will continue to accrue.  Also during the deferral period, the Company generally may not pay cash dividends on or repurchase its common stock or preferred stock, including the Series B Stock described below .  In August of 2010, the Company elected to defer regularly scheduled interest payments on the $58.4 million of junior subordinated debentures.  Because of the deferral on the subordinated debentures, the trusts will defer regularly scheduled dividends on the trust preferred securities.  Both of the debentures issued by the Company are recorded on the Consolidated Balance Sheets as junior subordinated debentures and the related interest expense for each issuance is included in the Consolidated Statements of Operations.  The total accumulated unpaid interest on the junior subordinated debentures including compounded interest from July 1, 2010 on the deferred payments totals $15.7 million at September 30, 2013.

As of September 30, 2013, total stockholders’ equity was $142.0 million, which was an increase of $69.5 million, or 95.8%, from $72.6 million as of December 31, 2012.  This increase was driven by the reversal of the valuation allowance on a significant portion of net deferred tax assets, made possible by recent profits.  Unrealized loss on securities available-for-sale net of deferred taxes was $1.3 million at December 31, 2012 and $12.4 million at September 30, 2013, causing a reduction in stockholders’ equity of $11.1 million.  Additionally, as discussed further below total stockholders’ equity benefited by the Company not declaring and accruing a dividend for the third quarter of 2013 on its Series B Perpetual Preferred Stock (the “Series B Stock”).

As of September 30, 2013, the Company’s regulatory capital ratios of total capital to risk weighted assets, Tier 1 capital to risk weighted assets and Tier 1 capital to average assets increased to 15.15%, 10.07% and 7.11%, respectively, compared to 13.62%, 6.81% and 4.85%, respectively, at December 31, 2012.  The Company, on a consolidated basis, exceeded the minimum capital ratios to be deemed “well capitalized” at September 30, 2013.  The same capital ratios at the Bank were 17.08%, 15.82% and 11.08%, respectively, at September 30, 2013, compared to 14.86%, 13.59%, and 9.67%, at December 31, 2012.  The Bank’s ratios exceeded the heightened capital ratios agreed to in the May 2011 consent order the Bank entered with the Office of the Comptroller of the Currency (“OCC”) (the “Consent Order”).  As indicated above, the Consent Order was terminated as of October 17, 2013.

Although the Consent Order has been terminated, the Bank continues to be subject to the risk-based capital guidelines developed by the OCC and other bank regulatory agencies.  In connection with the current economic environment, the Bank’s level of nonperforming assets and the risk-based capital guidelines, the Bank’s board of directors has determined that the Bank should maintain a Tier 1 leverage capital ratio at or above eight percent (8%) and a total risk-based capital ratio at or above twelve percent (12%).  The Bank currently exceeds those thresholds.

During July 2013, the Board of Governors of the Federal Reserve System and the OCC issued their final rules for regulatory capital and the implementation of Basel III that will become effective for organizations such as the Company on January 1, 2015.  The final rules also introduce certain new capital and other requirements for banking organizations.  Management is reviewing the new rules to assess the manner in which the new rules will impact the Company.

While the Bank’s Consent Order has been terminated by the OCC, the Company continues to be subject to a written agreement (the “Written Agreement”) with the Federal Reserve.  Key provisions of the Written Agreement include restrictions on the Company’s payment of dividends on its capital stock, restrictions on the Company’s receipt of dividends or other payments from the Bank that reduce the Bank’s capital, restrictions on payments on subordinated debt and trust preferred securities, restrictions on incurring additional debt or repurchasing stock, capital planning provisions, requirements to submit cash flow projections to the Federal Reserve, requirements to comply with certain notice provisions pertaining to changes in directors or senior management, requirements to comply with regulatory restrictions on indemnification and severance payments, and requirements to submit certain reports to the Federal Reserve.  The Written Agreement also calls for the Company to serve as a source of strength for the Bank.

In addition to the above regulatory ratios, the Company’s non-GAAP tangible common equity to tangible assets increased to 3.33% at September 30, 2013, largely attributable to increased capital resulting from the reversal of the valuation allowance on a significant portion of net deferred tax assets, made possible by recent profits.  The Tier 1 common equity to risk weighted assets increased 0.61% at September 30, 2013.  September 30, 2013 results compared to (0.17)% at September 30, 2012.

As previously announced in the third quarter of 2010, the Company elected to defer regularly scheduled interest payments on $58.4 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II (the “Trust Preferred Securities”).  Because of the deferral on the subordinated debentures, the trusts will defer regularly scheduled distributions on their Trust Preferred Securities.  The total accumulated deferred distributions on the Trust Preferred Securities including compounded interest from July 1, 2010 totaled $15.7 million at September 30, 2013.

All of the Old Second Bancorp Series B Stock held by Treasury from the Troubled Asset Relief Program Capital Purchase Program was sold to third parties, including certain of our directors, at auctions conducted earlier this year.  At December 31, 2012, Old Second Bancorp carried $71.9 million of Series B Stock in total stockholders’ equity.  At September 30, 2013, the Company carried $72.7 million of Series B Stock.

Following the completed auctions, the Company’s Board elected to stop declaring and accruing the dividend on the Series B Stock.  Previously, the Company had declared and accrued the dividend on the Series B Stock quarterly throughout the deferral period.  Given the discount reflected in the results of the auction, the Board believes that the Company will likely be able to repurchase the Series B Stock in the future at a price less than the face amount of the Series B Stock plus accrued and unpaid dividends.  Therefore, under GAAP, the Company did not fully accrue the dividend on the Series B Stock in the first quarter and did not accrue for it in subsequent quarters.  The Company will continue to evaluate whether declaring dividends on the Series B Stock is appropriate in future periods.  Pursuant to the terms of the Series B Stock, the dividends paid on the Series B Stock will increase from 5% to 9% in 2014.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Management also presents an efficiency ratio that is non-GAAP.  The efficiency ratio is calculated by dividing adjusted noninterest expense by the sum of net interest income on a tax equivalent basis and adjusted noninterest income.  Management believes this measure provides investors with information regarding the Company’s operating efficiency and how management evaluates performance internally.  Consistent with industry practice, management also disclosed the tangible common equity to tangible assets and the Tier 1 common equity to risk weighted assets in the discussion immediately above and in the following tables.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Financial Highlights (unaudited)

In thousands, except share data

	As of and for the		As of and for the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Summary Statements of Operations:
Net interest and dividend income	$14,289	$14,635	$41,579	$45,429
(Release) provision for loan losses	(1,750)	—	(6,050)	6,284
Noninterest income	8,387	10,348	29,466	31,208
Noninterest expense	21,499	24,863	65,220	71,949
Benefit for income taxes	(69,997)	—	(69,997)	—
Net income (loss)	72,924	120	81,872	(1,596)
Net income (loss) available to common stockholders	71,601	(1,135)	77,955	(5,312)

Key Ratios (annualized):
Return on average assets	14.98%	0.02%	5.61%	(0.11)%
Return to common stockholders on average assets	14.71%	(0.23)%	5.34%	(0.36)%
Return on average equity	402.66%	0.69%	148.36%	(2.96)%
Net interest margin (non-GAAP tax equivalent)(1)	3.25%	3.44%	3.17%	3.52%
Efficiency ratio (non-GAAP tax equivalent)(1)	79.03%	73.01%	77.78%	70.76%
Tangible common equity to tangible assets(2)	3.33%	(0.25)%	3.33%	(0.25)%
Tier 1 common equity to risk weighted assets(2)	0.61%	(0.17)%	0.61%	(0.17)%
Company total capital to risk weighted assets (3)	15.15%	12.90%	15.15%	12.90%
Company tier 1 capital to risk weighted assets (3)	10.07%	6.45%	10.07%	6.45%
Company tier 1 capital to average assets	7.11%	4.88%	7.11%	4.88%
Bank total capital to risk weighted assets (3)	17.08%	14.06%	17.08%	14.06%
Bank tier 1 capital to risk weighted assets (3)	15.82%	12.79%	15.82%	12.79%
Bank tier 1 capital to average assets	11.08%	9.66%	11.08%	9.66%

Per Share Data:
Basic earnings (loss) per share	$5.08	($0.08)	$5.52	($0.37)
Diluted earnings (loss) per share	$5.08	($0.08)	$5.52	($0.37)
Dividends declared per share	$0.00	$0.00	$0.00	$0.00
Common book value per share	$4.98	($0.06)	$4.98	($0.06)
Tangible common book value per share	$4.86	($0.33)	$4.86	($0.33)
Ending number of shares outstanding	13,917,108	14,084,328	13,917,108	14,084,328
Average number of shares outstanding	13,885,884	14,084,328	13,947,606	14,070,783
Diluted average shares outstanding	14,102,036	14,210,928	14,112,243	14,206,017

End of Period Balances:
Loans	$1,077,640	$1,208,289	$1,077,640	$1,208,289
Deposits	1,673,123	1,696,934	1,673,123	1,696,934
Stockholders’ equity	142,039	70,741	142,039	70,741
Total earning assets	1,755,226	1,671,523	1,755,226	1,671,523
Total assets	2,032,788	1,903,400	2,032,788	1,903,400

Average Balances:
Loans	$1,085,487	$1,222,829	$1,112,266	$1,286,462
Deposits	1,680,841	1,713,137	1,695,044	1,737,247
Stockholders’ equity	71,852	69,600	73,781	72,026
Total earning assets	1,755,167	1,702,675	1,767,055	1,730,932
Total assets	1,931,390	1,922,561	1,950,341	1,947,917

(1) Tabular disclosures of the tax equivalent calculation including the net interest margin and efficiency ratio for the quarters ending September 30, 2013, and 2012, respectively, are presented on page 19.

(2) The information necessary to reconcile GAAP measures and the ratios of Tier 1 capital, total capital, tangible common equity or Tier 1 common equity, as applicable, to average total assets, risk-weighted assets or tangible assets, as applicable, is presented on page 20.

(3) The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies.  Those agencies define the basis for these calculations, including the prescribed methodology for the calculation of the amount of risk-weighted assets.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)	(audited)
	September 30,	December 31,
	2013	2012
Assets
Cash and due from banks	$47,486	$44,221
Interest bearing deposits with financial institutions	32,586	84,286
Cash and cash equivalents	80,072	128,507
Securities available-for-sale, at fair value	373,478	579,886
Securities held-to-maturity, at amortized cost	258,101	—
Federal Home Loan Bank and Federal Reserve Bank stock	10,292	11,202
Loans held-for-sale	3,129	9,571
Loans	1,077,640	1,150,050
Less: allowance for loan losses	29,547	38,597
Net loans	1,048,093	1,111,453
Premises and equipment, net	46,392	47,002
Other real estate owned, net	49,066	72,423
Mortgage servicing rights, net	5,456	4,116
Core deposit and other intangible asset, net	1,702	3,276
Bank-owned life insurance (BOLI)	55,005	54,203
Deferred tax assets, net	78,865	928
Other assets	23,137	23,232
Total assets	$2,032,788	$2,045,799

Liabilities
Deposits:
Noninterest bearing demand	$373,499	$379,451
Interest bearing:
Savings, NOW, and money market	809,521	826,976
Time	490,103	510,792
Total deposits	1,673,123	1,717,219
Securities sold under repurchase agreements	20,719	17,875
Other short-term borrowings	55,000	100,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	38,029	34,275
Total liabilities	1,890,749	1,973,247

Stockholders’ Equity
Preferred stock	72,667	71,869
Common stock	18,830	18,729
Additional paid-in capital	66,168	66,189
Retained earnings	92,612	12,048
Accumulated other comprehensive loss	(12,435)	(1,327)
Treasury stock	(95,803)	(94,956)
Total stockholders’ equity	142,039	72,552
Total liabilities and stockholders’ equity	$2,032,788	$2,045,799

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Year to Date
	September 30,		September 30,
	2013	2012	2013	2012
Interest and Dividend Income
Loans, including fees	$14,327	$16,193	$43,153	$51,476
Loans held-for-sale	38	68	124	201
Securities, taxable	3,113	1,868	8,109	5,222
Securities, tax exempt	148	98	441	303
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	77	228	228
Interest bearing deposits with financial institutions	22	29	91	89
Total interest and dividend income	17,724	18,333	52,146	57,519
Interest Expense
Savings, NOW, and money market deposits	206	253	655	807
Time deposits	1,674	1,973	5,327	6,920
Securities sold under repurchase agreements	1	1	2	2
Other short-term borrowings	5	—	24	4
Junior subordinated debentures	1,336	1,243	3,937	3,660
Subordinated debt	209	223	610	684
Notes payable and other borrowings	4	5	12	13
Total interest expense	3,435	3,698	10,567	12,090
Net interest and dividend income	14,289	14,635	41,579	45,429
(Release) provision for loan losses	(1,750)	—	(6,050)	6,284
Net interest and dividend income after provision for loan losses	16,039	14,635	47,629	39,145
Noninterest Income
Trust income	1,494	1,489	4,666	4,603
Service charges on deposits	1,904	1,982	5,379	5,706
Secondary mortgage fees	183	350	680	957
Mortgage servicing gain, net of changes in fair value	235	(155)	1,222	(365)
Net gain on sales of mortgage loans	814	2,504	4,601	7,509
Securities (losses) gains, net	(7)	513	2,191	1,306
Increase in cash surrender value of bank-owned life insurance	419	425	1,198	1,246
Death benefit realized on bank-owned life insurance	6	—	381	—
Debit card interchange income	873	788	2,565	2,661
Lease revenue from other real estate owned	309	840	974	2,930
Net gain on sales of other real estate owned	608	20	1,175	398
Other income	1,549	1,592	4,434	4,257
Total noninterest income	8,387	10,348	29,466	31,208
Noninterest Expense
Salaries and employee benefits	9,299	8,963	27,508	26,835
Occupancy expense, net	1,266	1,242	3,787	3,684
Furniture and equipment expense	1,026	1,078	3,274	3,416
FDIC insurance	987	1,029	3,046	3,058
General bank insurance	489	851	1,829	2,538
Amortization of core deposit and other intangible asset	524	420	1,574	865
Advertising expense	347	400	841	982
Debit card interchange expense	366	388	1,072	1,183
Legal fees	615	760	1,424	2,215
Other real estate expense	3,461	6,545	11,092	17,987
Other expense	3,119	3,187	9,773	9,186
Total noninterest expense	21,499	24,863	65,220	71,949
Income (loss) before income taxes	2,927	120	11,875	(1,596)
Benefit for income taxes	(69,997)	—	(69,997)	—
Net income (loss)	72,924	120	$81,872	$(1,596)
Preferred stock dividends and accretion of discount	1,323	1,255	3,917	3,716
Net income (loss) available to common stockholders	$71,601	$(1,135)	$77,955	$(5,312)

Basic income (loss) per share	$5.08	$(0.08)	$5.52	$(0.37)
Diluted income (loss) per share	5.08	(0.08)	5.52	(0.37)

The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.  (Dollar amounts in thousands- unaudited)

	Three Months Ended		Year to Date
	September 30,		September 30,
	2013	2012	2013	2012
Net Interest Margin
Interest income (GAAP)	$17,724	$18,333	$52,146	$57,519
Taxable equivalent adjustment:
Loans	17	18	50	64
Securities	80	53	238	164
Interest income (TE)	17,821	18,404	52,434	57,747
Interest expense (GAAP)	3,435	3,698	10,567	12,090
Net interest income (TE)	$14,386	$14,706	$41,867	$45,657
Net interest income (GAAP)	$14,289	$14,635	$41,579	$45,429
Average interest earning assets	$1,755,167	$1,702,675	$1,767,055	$1,730,932
Net interest margin (GAAP)	3.23%	3.42%	3.15%	3.51%
Net interest margin (TE)	3.25%	3.44%	3.17%	3.52%

Efficiency Ratio
Noninterest expense	$21,499	$24,863	$65,220	$71,949
Less amortization of core deposit and other intangible asset	524	420	1,574	865
Less other real estate expense	3,461	6,545	11,092	17,987
Adjusted noninterest expense	17,514	17,898	52,554	53,097
Net interest income (GAAP)	14,289	14,635	41,579	45,429
Taxable-equivalent adjustment:
Loans	17	18	50	64
Securities	80	53	238	164
Net interest income (TE)	14,386	14,706	41,867	45,657
Noninterest income	8,387	10,348	29,466	31,208
Less death benefit related to bank-owned life insurance	6	—	381	—
Less litigation related income	4	6	19	125
Less securities gain, net	(7)	513	2,191	1,306
Less gain on sale of OREO	608	20	1,175	398
Adjusted noninterest income, plus net interest income (TE)	22,162	24,515	67,567	75,036
Efficiency ratio	79.03%	73.01%	77.78%	70.76%

	(unaudited)		(unaudited)
	As of September 30,		December 31,
(dollars in thousands)	2013	2012	2012

Tier 1 capital
Total stockholders’ equity	$142,039	$70,741	$72,552
Tier 1 adjustments:
Trust preferred securities	51,491	24,432	24,626
Cumulative other comprehensive loss	12,435	2,556	1,327
Disallowed intangible assets	(1,702)	(3,813)	(3,276)
Disallowed deferred tax assets	(71,588)	—	—
Other	(546)	(360)	(412)
Tier 1 capital	$132,129	$93,556	$94,817

Total capital
Tier 1 capital	$132,129	$93,556	$94,817
Tier 2 additions:
Allowable portion of allowance for loan losses	16,565	18,399	17,656
Additional trust preferred securities disallowed for tier 1 captial	5,134	32,193	31,999
Subordinated debt	45,000	45,000	45,000
Tier 2 additions subtotal	66,699	95,592	94,655
Allowable Tier 2	66,699	93,556	94,655
Other Tier 2 capital components	(6)	(6)	(6)
Total capital	$198,822	$187,106	$189,466

Tangible common equity
Total stockholders’ equity	$142,039	$70,741	$72,552
Less: Preferred equity	72,667	71,611	71,869
Intangible assets	1,702	3,813	3,276
Tangible common equity	$67,670	$(4,683)	$(2,593)

Tier 1 common equity
Tangible common equity	$67,670	$(4,683)	$(2,593)
Tier 1 adjustments:
Cumulative other comprehensive loss	12,435	2,556	1,327
Other	(72,134)	(360)	(412)
Tier 1 common equity	$7,971	$(2,487)	$(1,678)

Tangible assets
Total assets	$2,032,788	$1,903,400	$2,045,799
Less: Intangible assets	1,702	3,813	3,276
Tangible assets	$2,031,086	$1,899,587	$2,042,523

Total risk-weighted assets
On balance sheet	$1,274,628	$1,409,071	$1,356,762
Off balance sheet	37,555	40,958	34,804
Total risk-weighted assets	$1,312,183	$1,450,029	$1,391,566

Average assets
Total average assets for leverage	$1,857,554	$1,918,388	$1,955,000